UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 16, 2005

THE NEWARK GROUP, INC.

(Exact name of registrant as specified in its charter)

New Jersey	333-118844	22-2884844
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 Jackson Drive

Cranford, New Jersey 07016

(Address of principal executive office)

(Zip Code)

(908) 276-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

As announced on The Newark Group, Inc.’s (the “Company”) first quarter conference call, held on September 16, 2005, the Company is initiating the following temporary fuel and energy surcharges, which take effect between September 19, 2005 and October 3, 2005:

i.	Paperboard products will have a $20 per ton surcharge for customers who are responsible for and pay their own freight and $25 per ton for our customers where freight is prepaid. This surcharge is effective beginning with shipments on September 19, 2005, and customers were notified about this surcharge on Tuesday, September 6, 2005.

ii.	Graphicboard products will have a 5% of sales price surcharge, beginning with shipments made on and after September 26, 2005. Customers were notified of the surcharge on Friday, September 9, 2005.

iii.	Tubes and cores will have a 3.5% of sales price surcharge, and allied products will have a 5% of sales price surcharge, beginning with shipments made on and after October 3, 2005. Customers were notified of the surcharge on September 15, 2005.

These temporary surcharges will end when a certain natural gas indexed price hits a predetermined level.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE NEWARK GROUP, INC.

Date: September 16, 2005

	By:	/s/ Joseph E. Byrne
Joseph E. Byrne
Vice President and Chief Financial Officer